Exhibit 10.2
CONFIDENTIAL TREATMENT REQUESTED – PUBLICLY FILED COPY

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Addendum to Business Agreement Between Maxtor, Inc and Komag, Inc.
Dated October 6, 2003
     This Addendum (the “Addendum”) to the Business Agreement, effective October 6, 2003, by and between Maxtor Corporation, a Delaware corporation (“Maxtor”), Komag Inc., a Delaware corporation (“Komag USA”) and Komag USA (Malaysia) Sdn., a Malaysian unlimited liability company (“Komag Malaysia” and together with Komag USA, “Komag”) (the “Business Agreement”) is made pursuant to Section 6.3 of the Business Agreement. All terms not otherwise defined in this Addendum shall have the meanings ascribed to them in the Business Agreement.
1.	Komag will provide incremental media volume to Maxtor of 4 million units per quarter (the “Quarterly Incremental Capacity”). The Quarterly Incremental Capacity, currently anticipated to be [****] product, is intended to be over and above that provided under the terms of the Business Agreement.

2.	The tooling installed by Komag to provide the volume of product in Paragraph 1 shall be defined as “Incremental Tools” as specified in the Business Agreement. Komag will not necessarily use sputter tooling provided by Intevac, Inc.

3.	The detailed plan of acquisition, installation, testing, and qualification (the “Install Plan”) will be attached hereto. Upon completion of the Install Plan, Komag will begin to provide the full Quarterly Incremental Capacity to Maxtor, which obligation shall cease on the earlier of October 6, 2008, which is the termination date of the Business Agreement, or such earlier date that the Business Agreement may terminate in accordance with its terms.

4.	Maxtor will prepay media purchases in the amount of US$50 million (the “Pre-payment Amount”), which amount shall be paid back by a per disk payment credit equal to [****] for each disk invoiced (the “Per Disk Credit”) from the date determined in paragraph 6 below until such time as the Pre-payment Amount is repaid in full by Komag. Komag will issue credit memos at the end of each calendar month from the date determined in paragraph 6 below. Komag will use it’s best efforts to insure that the credit memos for all product shipped in a given Maxtor fiscal quarter are issued before the end of said quarter. In no case, however, shall Maxtor be required to pay invoices for disks for which the corresponding credit memo for the Per Disk Credit has not been issued.

5.	The Pre-payment Amount will be paid by Maxtor to Komag in four installments of US$12.5 million due on the date set forth in the next sentence, [****]. However, the first payment due

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
as listed in the prior sentence shall be made within seven (7) business days after the Effective Date of this Addendum.

6.	The Per Disk Credit will apply to all Maxtor purchases of disks under the Business Agreement and be effective for all invoices for deliveries made on or after the date of the first production media delivery from the Quarterly Incremental Capacity agreed to in the Install Plan. Baseline prices will be those already committed or negotiated in the future as provided in the Business Agreement. Komag agrees that the prices it shall charge Maxtor for the purchase of Product under the Business Agreement [****]. Maxtor may appoint an auditor to validate Komag’s records to confirm that Maxtor is receiving such pricing. Pricing for 2006 shall be negotiated [****], and shall not exceed the pricing set forth in [****], for the same or similar products.

7.	Komag will use its commercially reasonable efforts to achieve Maxtor’s volume goal 14.5 million units per quarter prior to [****], according to a ramp to be agreed upon in the Install Plan and negotiated improvements thereafter.

8.	In addition to the agreement on assignment of this Addendum covered in Section 6.2 of the Business Agreement, Komag, Inc. agrees that in the case that any of the conditions listed in Section 6.2.1 of the Business Agreement occur, and there is a positive pre-payment balance in favor of Maxtor, then that positive pre payment balance will be returned to Maxtor [****] prior to the effective date of any such assignment or any such condition described.

9.	In addition to the agreement on termination for cause of this Addendum covered in Section 6.1.3 of the Business Agreement, Komag, Inc. agrees that in the case that any of the conditions listed in Section 6.1.3 of the Business Agreement occur such that Maxtor gives notice of such condition of a termination because of such condition to Komag, and there is a positive pre-payment balance in favor of Maxtor, then that positive Pre Payment balance will be returned to Maxtor [****].

10.	If Komag is not capable of achieving Maxtor’s volume goal of 14.5 million units per quarter prior to [****], then the remaining positive pre-payment balance shall be repaid in full to Maxtor [****].

11.	This Addendum is Confidential Information under the Mutual Nondisclosure Agreement dated October 1, 1997 and amends the Business Agreement. All other terms of the Business Agreement remain in full force and effect.

12.	This Addendum will not become effective until the last date of execution by the duly authorized signatories of each party (“Effective Date”).

Agreed to by Maxtor Corporation	Agreed to by Komag, Inc.

/s/ David Beaver	/s/ Michael A. Russak

David Beaver	Michael A. Russak
Senior Vice President Worldwide Materials and Chief Procurement Officer	President and Chief Technical Officer

Agreed to by Komag USA (Malaysia) SDN

/s/ K.H. Oung

K.H. Oung
Vice President and Managing Director
Malaysian Operations

Dated: July 8, 2005